Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
18 U.S.C. SECTION 1350

          In connection with the Quarterly Report on Form 10-Q of The Parkview Group, Inc. (the “Company”) for the three (3) month period ended June 30t 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard B. Frost, President of our Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge:

          1. The Report fully complies requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of our Company.

/s/ Richard B. Frost

Richard B. Frost
President (Principal Executive Officer)
August 10, 2009